EXHIBIT 23.1

ARCHER & WEED
Special Project Counsel

4695 MacArthur Court, Suite 530, Newport Beach, California 92660
Telephone (949) 475-9086 Facsimile (949) 475-9087
Email: specialprojectcounsel@msn.com

Writer's Direct Number
(949) 475-7730

March 10,1999

Board of Directors
Eagle Wireless International
910 Gemini Avenue
Houston, TX 77058-2704

RE: Consent to Use of Opinion in Form S-8 Registration Statement

Dear Members of the Board:

I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Eagle Wireless International.

Sincerely yours,

/s/ Richard O. Weed

Richard O. Weed